Exhibit 99.1

For Immediate Release	Contacts:	Investors:
David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Media:
Emmanuel Serrano
Hudson Highland Group
212-351-7203
emmanuel.serrano@hhgroup.com

Hudson Highland Group Reports

2006 First Quarter Financial Results

NEW YORK, NY – May 3, 2006 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and talent management solutions, today announced financial results for the first quarter ended March 31, 2006.

2006 First Quarter Summary

•	Revenue of $344.7 million, a decrease of 2.3 percent from $352.9 million for the first quarter of 2005

•	Gross margin of $128.1 million, or 37.2 percent of revenue, down 0.1 percent from $128.2 million, or 36.3 percent of revenue, for the same year-ago period

•	EBITDA loss of $0.1 million, or 0.0 percent of revenue, down from an EBITDA profit of $1.8 million, or 0.5 percent of revenue, for the first quarter of 2005

•	Net loss of $5.9 million, or $0.24 per basic and diluted share, compared with a net loss of $5.2 million, or $0.25 per basic and diluted share for the same period last year

“First quarter consolidated results were impacted by a disappointing performance in Hudson Americas,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “However, Hudson Europe continued to make good progress, Hudson Asia Pacific stabilized on the top line and Highland Partners reported stronger profitability.”

“Several action steps are already underway to address the issues in Hudson Americas,” said Mary Jane Raymond, executive vice president and chief financial officer. “We have made key personnel changes as appropriate, and we are moving to enhance our productivity in the region. As these moves take effect, we expect to deliver good progress toward our full-year targets.”

Guidance

Given the current economic environment, the company expects 2006 EBITDA as a percent of revenue to be 2.5 to 3.5 percent, constant currency revenue growth of 1 to 5 percent and constant currency gross margin growth of 5 to 10 percent. This guidance is based on expectations of constant currency revenue growth of 5 to 10 percent for Hudson Americas, 0 to 5 percent for Hudson Europe and Highland Partners, and -5 to 5 percent in Hudson Asia Pacific. This guidance does not reflect the impact of any acquisitions or divestitures that the company may consider in the future.

Beginning in the first quarter of 2006, the company recorded compensation expense related to outstanding employee stock options in accordance with FAS 123R. Based on current information, the company anticipates this expense to be $5.3 million for 2006. Corresponding costs in 2005 were $4.5 million. Note that the company’s 2005 financial statements have been adjusted for the adoption of SFAS 123R using the modified retrospective method.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call Thursday, May 4, 2006 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 7841127 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 7841127. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Additional Information

Please find additional information about the company’s quarterly results in our shareholder letter in the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and talent management solution providers. We help our clients achieve greater organizational performance by attracting, selecting and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; risks and financial impact associated with disposition of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2006	2005 (1)
Revenue	$344,701	$352,869
Direct costs	216,611	224,662

Gross margin	128,090	128,207
Operating expenses:
Selling, general and administrative	128,194	125,913
Depreciation and amortization	4,508	4,857
Business reorganization expenses	3	529
Merger and integration (recoveries)	—	(43)

Total operating expenses	132,705	131,256
Operating loss	(4,615)	(3,049)
Other income (expense):
Interest, net	(414)	(426)
Other, net	777	(276)

Loss before provision for income taxes	(4,252)	(3,751)
Provision for income taxes	1,605	1,400

Net loss	$(5,857)	$(5,151)

Basic and diluted loss per share:
Net loss	$(0.24)	$(0.25)
Weighted average shares outstanding	24,224,000	20,504,000

(1)	Note 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method. (The comparable expenses for the three months ended March 31, 2006 and 2005 were $1,419 and $1,014, respectively)

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2006	December 31, 2005 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,183	$34,108
Accounts receivable, net	238,057	232,081
Prepaid and other	14,096	14,330

Total current assets	285,336	280,519

Intangibles, net	31,397	31,100
Property and equipment, net	29,715	31,438
Other assets	4,576	5,359

Total assets	$351,024	$348,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,929	$24,718
Accrued expenses and other current liabilities	135,552	140,036
Credit facility and current portion of long-term debt	34,101	32,544
Accrued business reorganization expenses	4,117	4,223
Accrued merger and integration expenses	985	1,239

Total current liabilities	209,684	202,760

Accrued business reorganization expenses, non-current	3,376	4,095
Accrued merger and integration expenses, non-current	1,789	2,038
Other non-current liabilities	5,810	5,948
Long-term debt, less current portion	402	478

Total liabilities	221,061	215,319

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 24,539,889 and 24,340,462 shares, respectively	24	24
Additional paid-in capital	420,687	416,448
Accumulated deficit	(323,813)	(317,956)
Accumulated other comprehensive income - translation adjustments	33,295	34,811
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	129,963	133,097

	$351,024	$348,416

(1)	Note 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2006	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Highland Partners	Corporate	Total
Revenue	$112,248	$116,141	$100,538	$15,774	$—	$344,701

Gross margin	$25,322	$50,965	$36,861	$14,942	$—	$128,090

Adjusted EBITDA (1)	$(3,377)	$5,550	$4,732	$1,288	$(8,297)	$(104)
Business reorganization expenses	—	—	—	3	—	3
Merger and integration expenses	—	—	—	—	—	—

EBITDA (1)	(3,377)	5,550	4,732	1,285	(8,297)	(107)
Depreciation and amortization	1,506	1,739	775	323	165	4,508

Operating income (loss)	$(4,883)	$3,811	$3,957	$962	$(8,462)	$(4,615)

For the Three Months Ended March 31, 2005 (2)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Highland Partners	Corporate	Total
Revenue	$112,105	$122,399	$103,501	$14,864	$—	$352,869

Gross margin	$27,574	$50,451	$36,116	$14,066	$—	$128,207

Adjusted EBITDA (1)	$2,271	$3,101	$6,696	$376	$(10,150)	$2,294
Business reorganization expenses (recoveries)	608	(79)	—	—	—	529
Merger and integration (recoveries)	(43)	—	—	—	—	(43)

EBITDA (1)	1,706	3,180	6,696	376	(10,150)	1,808
Depreciation and amortization	976	978	2,417	354	132	4,857

Operating income (loss)	$730	$2,202	$4,279	$22	$(10,282)	$(3,049)

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(2)	Note 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method.